UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Pyxus International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PYXUS INTERNATIONAL, INC.
SUPPLEMENTAL PROXY MATERIAL

For the 2025 Annual Meeting of Shareholders to be Held on August 14, 2025

July 23, 2025

Supplemental Biographical Information

This information supplements the definitive proxy statement (the “Proxy Statement”) filed by Pyxus International, Inc. (the “Company”) on July 9, 2025 relating to the Company’s 2025 Annual Meeting of Shareholders to be held on August 14, 2025.

The Company is providing this supplemental information solely to report that on July 23, 2025 the Company’s Board of Directors appointed Dustin L. Styons as Executive Vice President and Chief Financial Officer. Mr. Styons had previously served as Interim Chief Financial Officer and Executive Vice President - Business Strategy & Sales.

Important Information

This supplemental proxy material should be read in conjunction with the Proxy Statement, including information with respect to Mr. Styons' compensation described in the Proxy Statement under the heading “Executive Compensation.” This supplemental proxy material does not change or update any of the other information contained in the Proxy Statement.